UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2009

American Achievement Group Holding Corp.
AAC Group Holding Corp.
American Achievement Corporation
(Exact name of registrants as specified in their charters)

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)
Delaware	333-137067	20-4833998
Delaware	333-121479	20-1854833
Delaware	333-84294	13-4126506

7211 Circle S Road
Austin, Texas 78745
(Address of Principal Executive Offices, Zip Code)

Registrants’ telephone number, including area code (512) 444-0571

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240-14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01. Entry into a Material Definitive Agreement

Item 9.01.  Financial Statements and Exhibits.

SIGNATURES

Item 1.01.  Entry into a Material Definitive Agreement

On February 25, 2009, American Achievement Group Holding Corp. (the “Company”) entered into an agreement to repurchase $104,301,834 aggregate principal amount (excluding any accrued and unpaid interest) of its 12.75% Senior PIK Notes due 2012 (the “Notes”) for an aggregate purchase price of $24,000,000.  For no additional consideration, the sellers of the Notes, representing a majority in principal amount of the Notes, consented to a second supplemental indenture (the “Second Supplemental Indenture”), which will amend the indenture, dated June 12, 2006, governing the Notes.  The Second Supplemental Indenture was entered into on February 25, 2009 by the Company and the trustee under the indenture governing the Notes.  It removes substantially all of the restrictive and reporting covenants under the indenture, as well as certain events of default and related provisions.  A copy of the Second Supplemental Indenture is attached as Exhibit 4.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

4.1                      Second Supplemental Indenture dated as of February 25, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ACHIEVEMENT GROUP HOLDING CORP. AAC GROUP HOLDING CORP. AMERICAN ACHIEVEMENT CORPORATION

Date: February 25, 2009	By:	/s/ DONALD J. PERCENTI
Donald J. Percenti
Chief Executive Officer